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                                                                   EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Brown-Forman Corporation on Form S-8 of our report dated May 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation as of April 30, 1997, 1996, and 1995, and for the years ended April 30, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K filed July 22, 1997.



/s/  COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
October 23, 1997